UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

SINO-AMERICAN DEVELOPMENT CORPORATION
(Exact name of Registrant as specified in charter)

Nevada	0-26760	20-5065416
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 208-1182

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

This Form 8-K/A amends an earlier report on Form 8-K filed by SINO-American Development Corporation (the “Registrant”) on December 14, 2006 (the “December 14 Report). Item 1.01, Item 3.02, Item 5.02, and Item 9.01 of the December 14 Report are hereby incorporated by reference.

Item 5.01	Changes in Control of Registrant

As reported in the December 14 Report, Erick E. Richardson, Jr. acquired shares of common stock of the Registrant directly from four stockholders in a privately negotiated transaction dated December 11, 2006. This Form 8-K/A amends the December 14 Report, to correct inadvertent miscalculations of the amount and percentage of shares acquired by Mr. Richardson in the transaction.

On December 11, 2006, Erick E. Richardson, Jr., acquired 13,865,309 shares of the Registrant’s common stock directly from stockholders Fang Zhong, a current director of the Registrant and the Registrant’s former President, Chief Executive Officer, Chief Financial Officer, and Treasurer; Hu Min, a current director of the Registrant and the Registrant’s former Secretary; Fang Wei Jun, a current director of the Registrant; and Fang Zhong in his capacity as legal representative of Fang Hui (collectively, the “Selling Stockholders”). In addition, Mr. Richardson acquired 6,933,929 shares of common stock as part of the stock purchase transaction described in Item 1.01 of the December 14 Report. As a result of these transactions, Mr. Richardson holds 20,799,238 shares of Common Stock or approximately 50.83% of the total outstanding stock of the Registrant. The source of funds used as consideration was from cash on hand. No part of the consideration used to acquire control of the Registrant was from a loan. Control was acquired from the Registrant and Selling Stockholders. The total cash consideration used by Mr. Richardson to acquire control of the Registrant was $333,250. There are no arrangements that may result in a change of control of the Registrant.

In connection with change in control, the following directors of the Registrant agreed to resign: Fang Zhong, Hu Min, Fang Wei Jun, Fang Wei Feng, and Dick R. Lee. In addition, the parties agreed that Silas Philips shall be appointed President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary, and a director. Reference is made to Item 5.02 of the December 14 Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2006	SINO-AMERICAN DEVELOPMENT CORPORATION

	By:	/s/ Silas Phillips
Silas Phillips,
Chief Executive Officer